SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------


                            SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement                   [ ]  Confidential; for use
[X]   Definitive Proxy Statement                         of the Commission Only
[ ]   Definitive Additional Materials                    (as permitted by Rule
[ ]   Soliciting Material Pursuant to                    14a-6(e)(2))
      Rule 14a-11 or Rule 14a-12



                                  INITIO, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------------
                (Name of Person(s) Filing Information Statement)

                                  INITIO, INC.
                              2500 Arrowhead Drive
                            Carson City, Nevada 89706

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 20, 2000

--------------------------------------------------------------------------------


To the Shareholders of INITIO, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INITIO, INC. (the "Company"), a Nevada corporation, will be held at the Company's office at 10 Henry Street, Teterboro, New Jersey 07608, on Thursday, January 20, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To elect two directors to serve a term of three years subject to the provisions of the By-laws, and until their respective successors have been duly elected and qualified;

         2. To consider and act upon a proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending April 30, 2000; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  The Board of Directors has fixed the close of business on November 29, 1999 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                    By order of the Board of Directors.

                                                     /s/ Martin Fox

                                                     Martin Fox
                                                     President

Teterboro, New Jersey
December 16, 1999

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                                    IMPORTANT
               IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
               REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
             INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
                IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
               REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                                  INITIO, INC.
                              2500 Arrowhead Drive
                            Carson City, Nevada 89706


                         -------------------------------



                           P R O X Y   S T A T E M E N T

                                       for

                         ANNUAL MEETING OF SHAREHOLDERS

                           to be held January 20, 2000


                         -------------------------------



                                                              December 16, 1999


         The enclosed proxy is solicited by the Board of Directors of Initio, Inc., a Nevada corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held at the Company's office at 10 Henry Street, Teterboro, New Jersey 07608 on Thursday, January 20, 2000, at 10:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election as directors of the nominees listed below to serve for a term of three years, and (ii) approval of the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending April 30, 2000. The record date with respect to this solicitation is the close of business on November 29, 1999 and only shareholders of record at that time will be entitled to vote at the meeting. The principal executive office of the Company is 2500 Arrowhead Drive, Carson City, Nevada 89706, and its telephone number is (702) 883 - 2711. The shares represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about December 16, 1999.

                               OUTSTANDING SHARES

         The number of outstanding shares entitled to vote at the meeting is 4,640,541 common shares, par value $.01 per share, not including 391,871 common shares held in treasury. Each common share is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the common shares present at the meeting and entitled to vote on each matter is required for the approval of the election as directors of the nominees listed below and the approval of the Company's auditors, Arthur Andersen LLP, as the Company's auditors for fiscal 2000. Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                              ELECTION OF DIRECTORS

         The two persons named below, who are currently members of the Board of Directors, have been nominated for election to serve for a term of three years and until their respective successors have been elected and qualified. Unless specified to be voted otherwise, each proxy will be voted for the nominees named below. Both nominees have consented to serve as directors if elected.

         If at the time of the Annual Meeting, any nominee is unable or declines to serve, the present Board of Directors shall nominate another person to fill the vacancy and the proxies may be voted for any other person nominated.

                                                                Number of Shares
                                                               Beneficially Owned     Current
                           Positions with the      Director          as of             Term          Percent
    Name and Age                Company             Since       November 29, 1999     Expires       of Class
    ------------          --------------------     -------     ------------------     -------       --------
Daniel A. DeStefano, 67  Chairman and Director      1969             950,010          4/30/99         20%


Martin Fox, 64           CEO and Director           1978           1,373,588          4/30/99         29%



Meetings and Committees of the Board of Directors.
--------------------------------------------------

         The Board of Directors of the Company met 2 times during the fiscal year which ended on April 30, 1999. All of the directors attended more than 75% of the total number of meetings of the Board of Directors.

         The Company has an Audit Committee which consists of Mr. Robert Lerman and Mr. James Holzinger. The Audit Committee reviews the financial reporting and internal controls of the Company and meets with appropriate financial personnel of the Company, as well as its independent auditors, in connection with these reviews. The Audit Committee also recommends to the Board the firm which is to be presented to the shareholders for designation as independent auditors to examine the corporate accounts of the Company for the current fiscal year. Although the Audit Committee did not formally meet during fiscal

1999, Mr. Lerman and Mr. Holzinger informally discussed these matters during the course of the fiscal year. The Company also has a Compensation Committee, the current members of which are Messrs. DeStefano and Fox. Subject to existing contractual obligations, the Compensation Committee is responsible for setting and administering the policies which govern annual and long-term compensation for the Company's executives. The Compensation Committee is also empowered to grant Stock Options pursuant to the Company's Stock Option Plans and to administer such Plans. Although the Compensation Committee did not formally meet during fiscal 1999. Messrs. DeStefano and Fox informally discussed these matters during the course of the fiscal year.

         The Company does not have a nominating committee.

Directors and Executive Officers of the Company
-----------------------------------------------

         The Company's Board of Directors is a classified board, with one-third of the directors being elected each year for a term of three years. The following table sets forth certain information with respect to each director and executive officer of the Company:

                                                       Current
                            Positions with              Term        Served As
Name and Age                  the Company              Expires    Director Since
------------                --------------             -------    --------------

Daniel A. DeStefano, 67     Chairman of the             1999           1969
                            Board, Director

Martin Fox, 64              President, Secretary,       1999           1978
                            Director

James J. Holzinger, 60      Director                    2001           1998

Dr. Paul Lerman, 58         Director                    2001           1999

Robert A. Lerman, 64        Director                    2000           1998


         Paul Lerman and Robert Lerman are cousins.

         Mr. DeStefano is a founder of the Company and has been Chairman of the Board of the Company since 1969.

         Mr. Fox joined the Company in 1972 and has been President of the Company for more than five years.

         Mr. Holzinger is, since 1996, retired. From 1993 - 1996 he was an Executive Vice President in the commercial lending department of Summit Bank.

         Dr. Lerman became a Director in April, 1999. Dr. Lerman has been the Dean of the Samuel J. Silberman College of Business Administration at Fairleigh Dickinson University since 1990 and a Professor of Business Administration since 1970. Dr. Lerman is also a Director of NeuroCorp., Ltd. a provider of contract medical research and data analysis, and non-medical manager of facilities treating memory disorders.

         Mr. Lerman has been President and a Director of Pioneer Ventures Corp., the manager of the general partner of Pioneer Ventures Associates Limited Partnership, since 1997. Mr. Lerman is also the President and a Director of Pioneer Partners Corp., the general partner of Bridge Investors I Limited Partnership, an investment partnership, and of Pioneer Capital Corp., an investment banking company for more than five years.

         Each officer's term expires at each annual meeting of the Board of Directors of the Company, or when their successors are elected and qualified to serve in their stead.

         The Company pays directors, other than full time employees, an annual retainer of $3,000 plus $500 and out-of-pocket expenses for each Board meeting attended.

                     COMPENSATION OF DIRECTORS AND OFFICERS

         The following table sets forth cash compensation (consisting entirely of salary) paid (or accrued for) by the Company to its President and Chairman of the Board. None of the executive officer's aggregate remuneration exceeded $100,000 for the three fiscal years ended April 30, 1999:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

             Name and                                        Annual
         Principal Position             Year              Compensation
         ------------------             ----              ------------
         Martin Fox,                    1999              $  1,500
         President                      1998                 1,500
                                        1997                 1,500

         Daniel DeStefano,              1999              $  1,500
         Chairman of the Board          1998                 1,500
                                        1997                 1,500


         The Company granted 125,000 stock options to each of Mr. Fox and Mr. DeStefano during the fiscal year ended April 30, 1996 which were terminated and cancelled as of March 25, 1998, and on that date the Company granted 250,000 stock options to each of Mr. Fox and Mr. DeStefano. Such options are immediately exercisable to the extent of 20%, with an additional 20% exercisable on March 25 of each subsequent year. Neither of them received awards under long-term incentive plans that are stock based during the three fiscal years referred to above. Neither of them exercised their options to acquire shares during fiscal 1999.

         The Company does not have employment agreements with any of its executive officers.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of December 1, 1999, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares of the Company, (ii) each of the Company's directors and (iii) all current directors and officers of the Company as a group. Except as otherwise indicated, all such persons have both sole voting and investment power over the shares shown as being beneficially owned by them.


Name and Address of                               Amount and Nature              Percent
Beneficial Owner                               of Beneficial Ownership          of Class
------------------                             -----------------------          --------
Martin Fox                                          1,373,588 (1)                 29.0%
2500 Arrowhead Drive
Carson City, Nevada 89706

Daniel A. DeStefano                                   950,010 (2)                 20.0%
2500 Arrowhead Drive
Carson City, Nevada 89706

DeStefano Children Trust                              530,546 (3)                 11.4%
c/o John McConeghy
42 Sterling Lane
Wayne, New Jersey 07470

Melvyn I. Weiss                                       283,650 (4)                  6.1%
One Pennsylvania Plaza
New York, New York 10119

Pioneer Ventures Associates                           724,675 (5)                 13.5%
  Limited Partnership
651 Day Hill Road
Windsor, Connecticut 06095

Robert A. Lerman                                      740,130 (6)                 13.8%
651 Day Hill Road
Windsor, Connecticut 06095

James J. Holzinger                                     10,000                        *
7 Canterbury Way
Wayne, New Jersey  07470

Dr. Paul Lerman                                           --                        --
1000 River Road
Teaneck, New Jersey 07666

All Executive Officers and Directors as             3,073,728 (7)                 55.2%
a Group (5 persons)


     * Less than 1%.

         (1) This amount includes 136,984 Shares owned by trusts for the benefit of Mr. Fox's children of which Mr. Fox is a trustee and of which Mr. Fox disclaims beneficial ownership. Mr. Fox has shared voting and investment power over the Shares owned by such trusts. This amount also includes 108,578 Shares owned by the Martin Fox Retirement Trust. This amount does not include 53,433 Shares owned by a trust for the benefit of unrelated persons of which Mr. Fox is a trustee and of which Mr. Fox disclaims beneficial ownership. This amount also includes 100,000 shares which Mr. Fox has the right to acquire pursuant to a currently exercisable stock option.

         (2) This amount includes 172,638 Shares owned by the Daniel DeStefano Retirement Trust. This amount also includes 100,000 shares which Mr. DeStefano has the right to acquire pursuant to a currently exercisable stock option.

         (3) Owned by the DeStefano Children Trust for the benefit of Mr. DeStefano's adult children, of which the trustees are Messrs. John McConeghy and Fred DeStefano (Mr. Daniel A. DeStefano's brother).

         (4) This amount also includes 136,984 Shares owned by trusts for the benefit of Mr. Fox's adult children of which Mr. Weiss is a trustee and of which Mr. Weiss disclaims beneficial ownership. Mr. Weiss has shared voting and investment power over the Shares owned by such trusts.

         (5) Pioneer Ventures Associates Limited Partnership is the owner of (i) a $1,000,000 convertible subordinated debenture which is convertible into a maximum of 400,000 shares of the Company's common stock and (ii) a $500,000 convertible subordinated debenture which is convertible into a maximum of 324,675 shares of the Company's common stock.

         (6) This amount includes (i) 400,000 shares which may be acquired by Pioneer Ventures Associates Limited Partnership upon conversion of the Convertible Subordinated Debenture due May 1, 2003, (ii) 324,675 shares which may be acquired by Pioneer Ventures Associates Limited Partnership upon conversion of the Convertible Subordinated Debenture due December 23, 2003,
                  (iii) 4,400 shares held by Robert and Ellen Lerman, (iv) 1,960 and 3,500 shares held by Texas Enterprises, Inc. and Pioneer Capital Corp., respectively, of which Mr. Lerman is the owner of 50% of the issued shares of such corporations, (v) 5,495 shares held by the Robert A. Lerman Money Pension Plan & Trust, and (vi) 100 shares held by Ellen Lerman, his wife. See "Certain Relationships and Related Transactions."

         (7)      See footnotes (1), (2) and (6) above.

Certain Relationships and Related Transactions
----------------------------------------------

         On February 25, 1998, the Company entered into the Debenture Commitment Agreement (the "Debenture Commitment Agreement") with Pioneer Ventures Associates Limited Partnership ("PVALP") pursuant to which PVALP agreed to make certain loans to the Company to be repaid by the Company in accordance with the terms of convertible subordinated debentures (the "Debentures"). PVALP initially loaned $3,000,000 to the Company and the Company issued the First Subordinated Debenture due May 1, 2003 (the "First Debenture").

         In December 1998, pursuant to the terms of the Debenture Commitment Agreement, PVALP loaned an additional $500,000 to the Company and the Company issued to PVALP the Second Subordinated Debenture due December 23, 2003 (the "Second Debenture").

         The terms of the Debenture Commitment Agreement include the condition that the principal stockholders of the Company (the "Principal Stockholders"), which include Messrs. DeStefano and Fox, enter into the Voting Agreement.

         The Voting Agreement provides that so long as there is any unpaid principal amount or interest outstanding under the Debentures or so long as the conversion shares are held by PVALP, the Principal Stockholders will vote all of their Common Stock for the election of PVALP's designee as a director of the Company. Mr. Robert Lerman, a director of the Company is PVALP's nominee, and the President of Pioneer Ventures Corp., the managing member of the general partner of PVALP. In addition, in the event of a default under the Debenture Commitment Agreement, the Principal Shareholders agree to elect that number of nominees to the Board of Directors designated by PVALP such that the Board of Directors becomes comprised of a majority of nominees of PVALP. The Principal Shareholders also agree to vote in favor of the PVALP nominees so long as any interest or principal remains unpaid.

         The Voting Agreement also provides that the Principal Shareholders may not transfer any Common Stock to any affiliate without PVALP's prior written consent. "Affiliate" is defined in the Voting Agreement as (a) any spouse, parent, parent-in-law, grandparent, grandchild, sibling, uncle, aunt, niece, nephew or first cousin of the transferor or (b) any person which the transferor directly or indirectly controls or (c) any transfer to a person if the transferor remains a beneficial owner, as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, of the transferred shares.

         In May 1999, the Company completed the sale of certain operating assets of Deerskin Trading Post, Inc. to Advanced Medical Sciences, Inc. ("AMDS"). The purchase price included the issuance of a $2,000,000 debenture by AMDS to PVALP and the concurrent cancellation of $2,000,000 principal amount of the First Subordinated Debenture. Additionally, as a result of this transaction, the conversion price on the remaining principal amount of the First Subordinated Debenture was adjusted to $2.50 per share.

                              SELECTION OF AUDITORS

         The Company's financial statements for the past two fiscal years were examined by Arthur Andersen LLP, independent certified public accountants. The Board of Directors recommends the selection of Arthur Andersen LLP as independent auditors to examine its financial statements for the fiscal year ending April 30, 2000.

         Representatives of Arthur Andersen LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting.

                              SHAREHOLDER PROPOSALS

         Proposals by any shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Corporation for inclusion in material relating to such meeting not later than May 15, 2000.

                               By Order of the Board of Directors,

                                   /s/ Martin Fox

                                   Martin Fox
                                   President

                                  INITIO, INC.




                                      PROXY




Annual Meeting of Shareholders - Thursday, January 20, 2000

         The undersigned shareholder of Initio, Inc. (the "Company") hereby appoints Martin Fox and Daniel DeStefano, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on November 29, 1999 at the Annual Meeting of Shareholders of the Company to be held at the office of Initio, Inc., 10 Henry Street, Teterboro, New Jersey 07608, at 10:00 a.m., local time, on Thursday, January 20, 2000, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

Please mark boxes / / or /x/ in blue or black ink.

1.       Election of Directors.

FOR all nominees  / /

WITHHOLD authority only for those nominees whose name(s) I have written below
/ /

WITHHOLD authority for ALL nominees  / /

Nominees for Director are:  Daniel A. DeStefano and Martin Fox.


2. Proposal to approve the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending April 30, 2000.


         For  / /        Against  / /        Abstain  / /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE
VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE
ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.


                                      SIGNATURE(S) should be exactly
                                      as name or names appear on this
[Sign, Date and Return                proxy.  If stock is held jointly,
the Proxy Card Promptly               each holder should sign.  If
Using the Enclosed                    signing is by attorney, executor,
Envelope.]                            administrator, trustee or guardian,
                                      please give full title.

Dated
     ----------------------------------


                                       --------------------------------
                                                  Signature


                                       --------------------------------
                                                  Signature



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